Exhibit 99.1

BIOLASE REPORTS 46% REVENUE GROWTH IN 2021 THIRD QUARTER; DEMAND FOR DENTAL LASERS FROM NEW CUSTOMERS REMAINS HIGH AND CONTINUES TO FUEL GROWTH

Expects Significant Revenue Growth Year-Over-Year in Fourth Quarter 2021

Foothill Ranch, Calif., November 10, 2021 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for its third quarter ended September 30, 2021 and provided fourth quarter 2021 revenue guidance.

2021 Third Quarter Operating Highlights (all comparisons are on a year-over-year basis unless specified otherwise):

•
Net revenue grew 46% to $9.5 million:
o
78% of U.S. laser sales came from new customers, continuing a positive trend
o
Approximately 35% of U.S. Waterlase sales came from dental specialists
•
Net revenue was 10% higher than third quarter of 2019, which was the last pre-pandemic comparable period
•
Laser system sales increased 64%
•
Consumables and other revenue increased 21%
•
U.S. and international revenue increased 25% and 101%, respectively, as more dental practices were operating during the 2021 third quarter compared to the year-ago third quarter due to the COVID-19 pandemic
•
Gross margin was 51%, up 1,600 basis points, due to the higher year-over-year revenue, favorable revenue mix and higher average selling prices for products sold during the quarter
•
Maintained strong balance sheet, as cash and cash equivalents totaled $33.4 million at quarter end

"Our strong third quarter performance continues to reflect the rising demand for our industry-leading dental lasers,” commented John Beaver, President and Chief Executive Officer. “Our efforts to both educate and train dental specialists is leading to increased adoption across these large and largely untapped markets. In today's environment, the fact that BIOLASE lasers provide increased safety to dentists and their patients is generating a high level of acceptance by dental practitioners - and we expect this to be a driving force for the foreseeable future. Our industry-leading dental lasers aim to provide a better standard of care for dental procedures and seek to ensure a safer experience while reducing the risk of future procedure and business disruptions by reducing aerosolization to mitigate the spread of infectious pathogens, such as COVID-19. Looking ahead, we expect significant year-over-year improvement across our key performance metrics, including revenue and gross margin in the fourth quarter as we continue to gain momentum with new customers and dental specialists.”

2021 Third Quarter Financial Results

Net revenue for the third quarter of 2021 was $9.5 million, an increase of 46% compared to net revenue of $6.5 million for the third quarter of 2020, which was impacted by the COVID-19 pandemic as many dental practitioners were forced to suspend procedures. U.S. laser revenue was $3.4 million for the third quarter of 2021, up 25% when compared to U.S. laser revenue of $2.7 million for the third quarter of 2020. U.S. consumables and other revenue for the third quarter of 2021, which consists of revenue from consumable products such as disposable tips, increased 26% compared to the third quarter of 2020. Outside the U.S., laser revenue increased 168% to $2.7 million for the third quarter of 2021, compared to $1.0 million for the third quarter of 2020, and consumables and other revenue increased 13% year over year as recovery from the pandemic improved internationally.

Gross margin for the third quarter of 2021 was 51%, compared to 35% for the third quarter of 2020. The higher gross margin reflects the impact of the increase in revenues and increased average selling prices for products sold during the third quarter of 2021. Total operating expenses were $7.5 million for the third quarter of 2021, compared to $5.9 million for the third quarter of 2020. Operating loss for the third quarter of 2021, was $2.7 million, compared to an operating loss of $3.7 million in the third quarter of 2020. Net loss for the third quarter of 2021 was $3.3 million, or $0.02 per share, compared to a net income of $12,000, or less than $0.01 per share, for the third quarter of 2020.

Adjusted EBITDA loss for the third quarter of 2021 was $2.5 million, or $0.02 per share, compared to Adjusted EBITDA loss of $2.5 million, or $0.03 per share, for the third quarter of 2020.

Cash and cash equivalents totaled $33.4 million as of September 30, 2021. Due to the proactive and strategic decisions the Company took over the past year, BIOLASE’s balance sheet remains historically strong, and is providing it with the resources the Company believes it needs to execute its growth strategies for several years without having to access the capital markets.

2021 Fourth Quarter Revenue Guidance

The Company continues to experience high demand for its dental lasers and is currently forecasting revenue for the fourth quarter ending December 31, 2021 to be above the pre-pandemic revenue in the fourth quarter of 2019 of $10.2 million.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the third quarter ended September 30, 2021, and to answer questions. For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S./Canada is (800) 367-2403. For international participants outside the U.S./Canada, the dial-in number is (334) 777-6978. For all callers, refer to the Conference ID 3599686. To access the live webcast, visit the Investor Relations section of the BIOLASE website at www.biolase.com and see “Investor Events”.

An audio archive of the webcast will be available on the Investor Relations section of the BIOLASE website.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding BIOLASE’s expected future revenue, gross margin and other key metrics; anticipated demand for BIOLASE's products and anticipated driving forces such as demand; and anticipated cash needs. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” "forecast," “guidance,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the pandemic and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report filed on Form 10-K and BIOLASE's quarterly report for the second quarter of 2021 filed on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, President and Chief Executive Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net revenue	$9,531	$6,539	$26,780	$14,260
Cost of revenue	4,689	4,265	15,157	9,692
Gross profit	4,842	2,274	11,623	4,568
Operating expenses:
Sales and marketing	3,451	2,678	10,315	7,475
General and administrative	2,479	2,300	8,613	7,446
Engineering and development	1,540	963	4,506	2,644
Loss on patent litigation settlement	29	—	190	—
Total operating expenses	7,499	5,941	23,624	17,565
Loss from operations	(2,657)	(3,667)	(12,001)	(12,997)
Gain (Loss) on foreign currency transactions	(36)	53	(172)	(68)
Interest expense, net	(569)	(568)	(1,727)	(1,782)
Gain on debt forgiveness	—	—	3,014	—
Other income, net	—	4,209	—	4,209
Non-operating gain (loss), net	(605)	3,694	1,115	2,359
Loss before income tax (provision) benefit	(3,262)	27	(10,886)	(10,638)
Income tax (provision) benefit	(14)	(15)	7	(49)
Net income (loss)	(3,276)	12	(10,879)	(10,687)
Other comprehensive loss items:
Foreign currency translation adjustments	(90)	111	(173)	167
Comprehensive income (loss)	$(3,366)	$123	$(11,052)	$(10,520)

Net income (loss)	$(3,276)	$12	$(10,879)	$(10,687)
Deemed dividend on convertible preferred stock	(9)	(17,378)	(546)	(17,378)
Net loss attributable to common stockholders	$(3,285)	$(17,366)	$(11,425)	$(28,065)

Net loss per share attributable to common stockholders:
Basic	$(0.02)	$(0.21)	$(0.08)	$(0.56)
Diluted	$(0.02)	$(0.21)	$(0.08)	$(0.56)
Shares used in the calculation of net loss per share:
Basic	151,941	81,341	145,809	50,366
Diluted	151,941	81,341	145,809	50,366

BIOLASE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$33,385	$17,564
Restricted cash	204	312
Accounts receivable, less allowance of $2,871 and $4,017 as of September 30, 2021 and December 31, 2020, respectively	3,637	3,059
Inventory	14,062	11,157
Prepaid expenses and other current assets	1,366	3,018
Total current assets	52,654	35,110
Property, plant, and equipment, net	889	782
Goodwill	2,926	2,926
Right of use asset	1,823	1,976
Other assets	222	231
Total assets	$58,514	$41,025
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,597	$2,651
Accrued liabilities	6,182	6,667
Deferred revenue, current portion	2,278	1,905
Term loan, net of discount	1,400	—
Total current liabilities	13,457	11,223
Deferred revenue	294	374
Warranty accrual	472	384
Non current term loans, net of discount	12,114	16,186
Non current operating lease liability	1,557	1,774
Other liabilities	298	1,056
Total liabilities	28,192	30,997
Stockholders' equity:
Series F Preferred stock, par value $0.001 per share	34	118
Common stock, par value $0.001 per share	153	98
Additional paid-in capital	292,948	261,573
Accumulated other comprehensive loss	(558)	(385)
Accumulated deficit	(262,255)	(251,376)
Total stockholders' equity	30,322	10,028
Total liabilities, redeemable preferred stock and stockholders' equity	$58,514	$41,025

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(10,879)	$(10,687)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	281	527
Provision for bad debts	(162)	1,263
Provision for sales returns	—	87
Inventory write-offs and disposals	(117)	—
Amortization of discount on lines of credit	126	123
Amortization of debt issuance costs	290	240
Patent litigation mark-to-market	190	—
Change in fair value of warrants	—	(5,850)
Issuance of restricted shares	164	—
Issuance costs for common stock warrants	—	1,640
Stock-based compensation	1,488	2,367
Gain on debt forgiveness	(3,014)	—
Changes in operating assets and liabilities:
Accounts receivable	(417)	4,017
Inventory	(2,788)	(1,597)
Prepaid expenses and other current assets	235	430
Accounts payable and accrued liabilities	705	(3,445)
Deferred revenue	292	(562)
Net cash and cash equivalents used in operating activities	(13,606)	(11,447)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(396)	(78)
Net cash and cash equivalents used in investing activities	(396)	(78)
Cash Flows from Financing Activities:
Proceeds from the sale of common stock	13,291	6,912
Proceeds from the sale of common stock warrants	—	15,300
Proceeds from the issuance of Series F Convertible Preferred Stock	—	2,700
Payments of equity offering costs	(6)	(1,281)
Payment of July 2020 Warrant issuance costs	—	(1,640)
Borrowings on other long-term loans	—	3,140
Principal payment on loan	—	(700)
Borrowings on credit facility	—	3,000
Repayment of credit facility	—	(3,000)
Proceeds from the exercise of common stock warrants	16,560	46
Payment of debt issuance costs	(25)	(75)
Proceeds from exercise of stock options	66	—
Net cash and cash equivalents provided by financing activities	29,886	24,402
Effect of exchange rate changes	(171)	181
Increase in cash, cash equivalents and restricted cash	15,713	13,058
Cash, cash equivalents and restricted cash, beginning of period	17,876	6,101
Cash, cash equivalents and restricted cash, end of period	$33,589	$19,159
Supplemental cash flow disclosure:
Cash paid for interest	$1,328	$1,438
Cash received for interest	$44	$—
Cash paid for income taxes	$154	$21
Cash paid for operating leases	$185	$417
Non-cash settlement of liability	$510	$151
Non-cash right-of-use assets obtained in exchange for lease obligation	$48	$2,037
Deemed dividend on preferred stock	$546	$17,378
Warrants issued in connection with debt instruments	$—	$67

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, loss on patent litigation settlement, stock-based and other non-cash compensation, debt forgiveness, other net income, and allowance for doubtful accounts. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP net loss attributable to common stockholders	$(3,285)	$(17,366)	$(11,425)	$(28,065)
Deemed dividend on convertible preferred stock	9	17,378	546	17,378
GAAP net income (loss)	$(3,276)	$12	$(10,879)	$(10,687)
Adjustments:
Interest expense, net	569	568	1,727	1,782
Income tax provision (benefit)	14	15	(7)	49
Depreciation and amortization	101	46	281	527
Change in allowance for doubtful accounts	(83)	256	(162)	1,263
Loss on patent litigation settlement	29	—	190	—
Stock-based and other non-cash compensation	192	847	1,488	2,367
Gain on debt forgiveness	—	—	(3,014)	—
Other (income) expense, net	—	(4,209)	—	(4,209)
Adjusted EBITDA	$(2,454)	$(2,465)	$(10,376)	$(8,908)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.02)	$(0.21)	$(0.08)	$(0.56)
Deemed dividend on convertible preferred stock	—	0.21	—	0.35
GAAP net loss per share, basic and diluted	$(0.02)	$—	$(0.08)	$(0.21)
Adjustments:
Interest expense, net	—	0.01	0.01	0.04
Income tax provision (benefit)	—	—	—	—
Depreciation and amortization	—	—	—	0.01
Change in allowance for doubtful accounts	—	—	—	0.03
Loss on patent litigation settlement	—	—	—	—
Stock-based and other non-cash compensation	—	0.01	0.01	0.05
Gain on debt forgiveness	—	—	(0.02)	—
Other (income) expense, net	—	(0.05)	—	(0.10)
Adjusted EBITDA per share, basic and diluted	$(0.02)	$(0.03)	$(0.08)	$(0.18)